EXHIBIT 10(dd)

                     LIMITED LIABILITY COMPANY AGREEMENT
                                     of
                             INFINET SYSTEMS LLC


      This Limited Liability Company Agreement (this "Agreement") is effective as of the first day of February, 2001 by and among Farmstead Telephone Group, Inc., a corporation formed under the laws of the State of Delaware ("Farmstead"), and TriNET BUSINESS TRUST, Michael Vitale, James Tinnell, Richard Parker, Trustees, a Massachusetts business unit formed under the laws of the Commonwealth of Massachusetts ("TriNET").

                            EXPLANATORY STATEMENT

      The parties have agreed to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in, this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties, intending to be bound legally, agree as follows:

                                  Section I

                                Defined Terms

      The capitalized terms set forth on Schedule A attached hereto shall have the meanings specified therein. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

                                 Section II

                  Formation and Name: Office; Purpose; Term

      2.1 Organization. The parties have organized a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused a Certificate of Formation to be executed and filed with the DST on the ____ day of February, 2001. The parties have also caused an Application for Certificate of Registration, Foreign Limited Liability Company to be executed and filed with the CST on the ____ day of __________, 2001, and an Application for Authority to be executed and filed with the NYSDS on the ____ day of ____________, 2001.

      2.2  Name of the Company.  The name of the Company is "InfiNet
Systems LLC".


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      2.3  Purpose.  The Company is organized for the purpose of selling new Avaya telecommunications systems (the "Product") to customers within the State of Connecticut and the counties of New York, Queens, Richmond, Bronx, Kings, Rockland, Nassau, Suffolk, Westchester, Putnam and Dutchess in the State of New York (the "Territory"), and for any other lawful purpose authorized by the laws of the State of Delaware.

      2.4 Term. The term of the Company began upon the endorsement of the Certificate of Formation by the DST and shall continue in existence until its existence is terminated pursuant to Section VII of this Agreement.

      2.5 Principal Office. The principal office of the Company shall be located at 22 Prestige Park Circle, East Hartford, Connecticut 06108 or at such other place which the Managers(s) shall select. The registered office of the Company in Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 or at such other place which the Managers(s) shall select.

      2.6 Registered Agent. The name of the Company's registered agent in the State of Delaware shall be The Corporation Trust Company, with a business address at Corporation Trust Center, 1209 Orange Street,
Wilmington, DE 19801.

      2.7 Members. The name, present mailing address and Percentage of each Member are set forth on Schedule B attached hereto.

                                 Section III

                     Members; Capital; Capital Accounts

      3.1 Initial Capital Contributions. Upon the execution of this Agreement, the Members shall contribute to the Company the consideration in the form and amounts respectively set forth on Schedule B attached hereto. In addition as a condition to the execution of this Agreement, the parties shall cause the execution of the following agreements simultaneously with the execution of this Agreement:

            a. A Sales Representative and Administrative Services Agreement between Farmstead and the Company covering sales of Product in the Territory in the form attached as Schedule C.

            b. A Technical Assistance Agreement between TriNET and the Company covering technical assistance for customer proposals and installations of Product in the Territory in the form attached as Schedule D.

            c. Adoption Agreements by the Company adopting Farmstead's employee welfare and pension benefit plans for the benefit of the Company's W-2 employees in the Form attached as Schedule E.

      3.2  Additional Capital Contributions.

            3.2.1 The Company expects that the original Capital Contributions of the Members and bank credit facilities provided to the Company will provide sufficient capital for the Company's operations. If the Managers at any time or from time to time determine that the Company requires additional Capital Contributions, then the Company shall give ten (10) days' advanced notice to each Member of (i) the total amount of additional Capital Contributions requested, (ii) the reason the additional Capital Contribution is requested, (iii) each Member's proportionate share of the total additional Capital Contribution (determined in accordance with this Section), and (iv) the date each Member's requested additional Capital Contribution is due and payable, which date shall be thirty
      (30) days after the notice has been given. The total additional Capital Contribution which the Company may request the Members to contribute during the term of this Agreement shall not exceed $200,000 in the aggregate. A Member's share of the total additional Capital Contribution shall be equal to the product obtained by multiplying the Member's Percentage and the total additional Capital Contribution required. A Member's proportionate share shall be payable by check. The provisions of this Section do not impose an obligation upon a Member to make the requested additional Capital Contribution.

            3.2.2 Except as provided in Section 3.2.1 hereof and agreed to by a Member, no Member shall be required to contribute any additional capital to the Company, and no Member shall have any personal liability for any obligation of the Company.

            3.2.3 If a Member fails to pay when due all or any portion of any Capital Contribution, the Managers shall request the non-defaulting Member to pay the unpaid amount of the defaulting Member's Capital Contribution (the "Unpaid Contribution"), which shall be treated as a loan by the non-defaulting Member to the Company. The Unpaid Contribution loaned to the Company by the non-defaulting Member shall be repaid by the Company pursuant to the Company's promissory note with interest at a rate equal to the prime rate as stated in the Wall Street Journal ("Wall Street Journal Prime") in effect on the date the loan is made, plus three (3) points, compounded monthly, before any distribution of Cash Flow is made by the Company to the Members pursuant to Section 4.1.2 hereof. This remedy is in addition to any other remedies allowed by law or by this Agreement.

      3.3 No Interest on Capital Contributions. Interest Holders shall not be paid interest on their Capital Contributions.

      3.4 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Interest Holder shall have the right to receive the return of any Capital Contribution.

      3.5 Form of Return of Capital. If an Interest Holder is entitled to receive a return of a Capital Contribution, the Interest Holder shall not have the right to receive anything but cash in return of the Interest Holder's Capital Contribution.

      3.6 Capital Accounts. A separate Capital Account shall be maintained for each Interest Holder.

      3.7 Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

                                 Section IV

                       Profit, Loss, and Distributions

      4.1  Distributions of Cash Flow and Allocations of Profit or Loss.

            4.1.1 Profit or Loss. Profit or Loss shall be allocated to the Interest Holders in proportion to their Percentages.

            4.1.2 Cash Flow. Subject to the provisions of Section 3.2.3 hereof, Cash Flow for each taxable year of the Company shall be distributed to the Interest Holders as follows: (i) unless otherwise determined by the Managers, on March 15 of each year in an amount equal to the highest combined liability for federal and either Massachusetts or Connecticut state income tax attributable to an Interest Holders' percentage interest in the Company Profits (the "Tax Distribution"); and (ii) unless otherwise determined by the Managers, make cash distributions equal to forty percent (40%) of the Profit of the Company after the Tax Distribution.

      4.2  General.

            4.2.1 Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Managers.

            4.2.2 If any assets of the Company are distributed in kind to the Interest Holders, those assets shall be valued by the Managers on the basis of their fair market value at the time of distribution.

            4.2.3 All Profit and Loss shall be allocated, and all distributions shall be made to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made.

            4.2.4 The Managers are hereby authorized, upon the advice of the Company's tax counsel, to amend this Section IV to comply with the Code and the Regulations promulgated under Code Section 704(b) from time to time; provided, however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent.

      4.3  Tax Allocations: Section 704(c) of the Code.

            4.3.1 In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

            4.3.2 In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of "Gross
      Asset Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

            4.3.3 Any elections or other decisions relating to allocations under this Section 4.3, including the selection of any allocation method permitted under proposed Regulation Section 1.704-1(c), shall be made by a Majority Vote of the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                  Section V

                   Management: Rights, Powers, and Duties

      5.1  Management.

            5.1.1 Managers. The Company shall be managed by seven (7) Managers, who shall be employees of Farmstead or TriNET. Farmstead shall be entitled to appoint four (4) of the seven (7) Managers and TriNET shall be entitled to appoint three (3) of the seven (7)
      Managers. George Taylor, Jim Cooke, Bob LaVigne, Kevin Ryan, Richard Parker, Jim Tinnell, and Mike Vitale are hereby designated to serve as the initial Managers. Each of Farmstead and TriNET reserve the right to replace and designate substitutes for those Manager positions to which they are entitled to designate appointees. A meeting of the Managers may be called at any time by a majority of the Managers, and meetings shall be held at least once every six months. Meetings of Managers shall be held at the Company's principal place of business or at any other place designated by the Managers. Not less than three (3) nor more than ten (10) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Manager entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Manager who is entitled to notice waives notice, if, before or after the meeting, the Manager signs a waiver of the notice which is filed with the records of Managers' meetings, or is present at the meeting in person. Unless this Agreement provides otherwise, at a meeting of Managers, the presence in person of five the Managers constitutes a quorum, provided, if a quorum is not present at a duly noticed meeting, and a second meeting is notices with at least five (5) days prior notice, the quorum for the second duly noticed meeting will be four (4) Managers. Except as otherwise provided in this Agreement, the affirmative vote of a majority of the Managers shall be required to approve any matter coming before the Managers. In lieu of holding a meeting, the Managers may vote or otherwise take action by a written instrument indicating the unanimous consent of the Managers. Managers meetings may be held in person or telephonically.

            5.1.2 General Powers. The Managers shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs of the Company.

            5.1.3 Extraordinary Transactions. Notwithstanding anything to the contrary in this Agreement, the Managers shall not undertake the admission of additional Members without the unanimous approval of the Members.

            5.1.4  Limitation on Authority of Members.

                  5.1.4.1 No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

                  5.1.4.2 Any Member who takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

      5.2  Meetings of and Voting by Members.

            5.2.1 To the extent the Company is managed by its Manager, and the Managers are designated by Farmstead and TriNET, meetings of the Members need only be called to consider the admission of a new Member, the amendment of the Agreement, or as otherwise required herein. Meetings of Members shall be held at the Company's principal place of business or at any other place designated by the Managers. Not less than ten (10) nor more than twenty (20) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice, if, before or after the meeting, the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of a majority of the Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by his/her/its duly authorized Attorney-in-Fact.

            5.2.2 In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of a majority of the Percentages in interests held by Members.

      5.3  Duties of Parties.

            5.3.1 The Managers shall devote such time to the business and affairs of the Company as is necessary to carry out the Managers' duties set forth in this Agreement. The Managers shall not be compensated by the Company, except to the extent a Manager may be an employee of the Company, in which event such Manager's employee compensation shall be his/her exclusive compensation for all services.

            5.3.2  Except as otherwise expressly provided in Section
      5.3.3 hereof, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or Manager, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and a Member shall not be accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to their respective rights (or the rights of their respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

            5.3.3 Each Member understands and acknowledges that the conduct of the Company's business will involve business dealings and undertakings with Members and their Affiliates. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms.

      5.4 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. Except as otherwise expressly required by law, a Member, in his capacity as such, shall have no liability in excess of:

            5.4.1 the amount of his committed capital contribution obligations to the extent not made;

            5.4.2 his share of any assets and undistributed Profits of the Company;

            5.4.3 his obligation to make other payments expressly provided for in this Agreement; and

            5.4.4 the amount of any distributions wrongfully distributed to him either as a result of a computational error or any amount in excess of that permitted to be distributed by the Act.

      5.5 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct, provided nothing herein shall relieve any Covered Person from its obligations under any agreement between the Covered Person and the Company or any agreement between Covered Persons.

      5.6 Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

      5.7 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person pursuant to this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 5.7 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. A condition of the Company's obligation of indemnification hereunder is that the Covered Person provide the Company with immediate written notice of any claim for which indemnification is sought, stating the identity of the claimant, the nature and basis of the claim and the amount thereof, and copies of all notices, documents and information obtained or received by the Covered Person (at the time of notice and in the period following such notice until the claim is resolved). Thereafter the Covered Person, as a condition of the Company's obligation of indemnification, shall cooperate in the defense of the claim by the Company, and shall provide the Company with all additional information and copies of all documents related to the claim received or obtained by the Covered Person, or otherwise in the possession of the Covered Person. The Company promptly will notify the Covered Person of its election to assume the defense of a claim against a Covered Person, in which event the Company will defend utilizing counsel of the Company's choice and at the Company's sole expense, and in the event the Company makes such election, the Covered Person may also participate in the defense utilizing his own counsel at his sole expense. In the event the Company is obligated to indemnify hereunder, and the Company elects not to defend, the Company will advance the Covered Person's reasonable expenses of counsel. Covered Person will not independently consent to the settlement of any claim without the prior written consent of the Company, which consent will not be unreasonably withheld. Except as otherwise provided herein, the Company's obligation to indemnify shall in all cases be the same, and subject to the same conditions and limitations as a Delaware corporation's obligation to indemnify an officer or director of a Delaware corporation under [SECTION] 145 of the Delaware General Corporation Laws.

      5.8 Expenses. Expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 5.7 hereof.

                                 Section VI

                   Election of Officers, Terms and Duties

      6.1 Election of Officers. At any Managers' meeting, the Managers shall elect any officers, the election of which the Managers deem expedient or necessary.

      6.2 Term of Office; Vacancies. Each officer shall serve until a successor is duly elected and qualified. Any officer may be removed at any time, with or without cause, and with or without notice, by resolution adopted by the affirmative vote of a majority of the Managers, provided that President shall at all times be an employee of Farmstead and the General Manager shall at all times be an employee of TriNET. Vacancies among the officers by reason of death, resignation or other cause shall be filled for the unexpired term by majority vote of the Managers then in office, though the number of such Managers may constitute less than a quorum.

      6.3 Duties of Officers. The duties of the officers of the Company shall be as designated by this Agreement and/or from time to time prescribed by the Managers. The officers shall devote such time to the business and affairs of the Company as necessary to carry out the officer's duties set forth in this Agreement. The President shall be the Chief Executive Officer of the Company responsible to the Managers and the General Manager shall be the Chief Operating Officer of the Company responsible to the President.

      6.4  Liability and Indemnification.

            6.4.1 The officers shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the officers as provided in Sections 5.4, 5.5, and 5.6 hereof.

            6.4.2 The Company shall indemnify the officers for any act performed by the officers within the scope of the authority conferred on the Managers as provided in Section 5.7 hereof.

                                 Section VII

                            Transfer of Interests
                         and Withdrawals of Members

      7.1  Transfer of Interests.  Except as provided in Sections 8.2 and
12.3 hereof, no Member shall have the right to transfer his/her/its Membership Interest.

      7.2 Withdrawals of Members. No Member shall have the right or power to Voluntarily Withdraw from the Company, except as otherwise provided by this Agreement.

                                Section VIII

                        Dissolution, Liquidation, and
                         Termination of the Company

      8.1 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

            8.1.1  the unanimous written consent of all the Members;

            8.1.2 the approved sale of all or substantially all of the assets of the Company;

            8.1.3 the approved sale of all of the Membership Interests of the Company;

            8.1.4 the entry of a decree of judicial dissolution under the Act; or

            8.1.5  by Farmstead pursuant to Section 8.2.3.

      8.2  Right to Purchase Member's Membership Interest.

            8.2.1 Each of the Members has the right to purchase the Membership Interest of the other Member upon the occurrence of any of the following:

                  8.2.1.1 upon advanced written notice by the non-breaching Member if a Member fails to cure any material breach by the breaching Member of any covenant or obligation under this Agreement hereunder within thirty (30) calendar days after receipt by the breaching Member of a written notice from the non-breaching Member specifying such breach;

                  8.2.1.2 upon thirty (30) days advanced written notice by a Member if Avaya changes its policy and permits an ARS/dealer to sell both new and refurbished Avaya telecommunications systems or if Avaya permits Farmstead to sell both new and refurbished Avaya telecommunications systems; or

                  8.2.1.3 upon advanced written notice by a Member if the other Member files a voluntary petition of bankruptcy, or an involuntary petition of bankruptcy is filed against the other Member and is not discharged within sixty (60) days.

            Provided in the event each Member simultaneously exercises its purchase rights, Farmstead's exercise shall prevail.

            8.2.2 If a Member (the "Purchasing Member") initiates the purchase of the Membership Interest of the other Member (the "Selling Member") pursuant to Section 8.2.1 hereof, the Purchasing Member shall purchase the Selling Member's Membership Interest as provided in this Section 8.2.2.

                  8.2.2.1 The purchase price to be paid by the Purchasing Member an amount equal to 5x the Company's Earnings Before deduction for Interest, Taxes, Depreciation and Amortization ("EBITDA") for either (a) the taxable year preceding the effective date of the purchase (the "Purchase Date"); or (b) EBITDA for the 12 months preceding the purchase date, whichever amount is higher, multiplied by the Selling member's Percentage Interest. EBITDA shall be determined in accordance with Federal income tax principles.

                  8.2.2.2 The amount determined pursuant to Section 8.2.2.1 hereof shall be payable by the Purchasing Member as follows:

                        (a)  one-third payable in cash upon the Purchase Date;
                             and

                        (b) the remaining two-thirds by the Purchasing Member's unsecured promissory note payable in two
                             (2) equal annual installments of principal on the first and second anniversaries of the Purchase Date, plus interest at a rate equal to one (1) point over the Wall Street Journal Prime in effect on the Purchase Date.

            8.2.3 In the event of an assignment by TriNET that otherwise would be permitted under Section 12.3 hereunder, Farmstead shall have the right to either: (I) to cause the Company to be dissolved; or
      (II) purchase the Interest of TriNET during the ninety (90) day period following the date of receipt of advanced notice of the assignment as provided in Section 12.3 (the "Assignment Notice"). Farmstead shall exercise its right under subsection (I) by written notice to TriNET or its successor within thirty (30) days following its receipt of the Assignment Notice. Farmstead shall exercise its right under subsection (II) by written notice to TriNET or its successor within thirty (30) days following its receipt of the Assignment Notice, and the purchase shall be accomplished as provided by Section 8.2.2.

      8.3 Liquidation. Upon dissolution of the Company, the Managers or a liquidating trustee, if applicable, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Managers to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions as before liquidation. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

            8.3.1 to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the

      Company (whether by payment or the making of reasonable provision for payment thereof other than liabilities for distributions to Members);

            8.3.2 to the establishment of reasonable reserves for contingent obligations of the Company;

            8.3.3 to distribute to the Members the remaining proceeds of liquidation in accordance with their Capital Accounts, after giving effect to any contributions, distributions and allocations for all periods through the date of dissolution and for allocations that would be made if all assets of the Company distributed in kind had been sold for their fair market value; and

            8.3.4 upon distribution in full of each Member's aggregate Capital Account, the remaining proceeds shall be distributed in accordance with each Member's Percentage Interest.

            8.3.5 Except as otherwise provided in this Agreement, no Interest Holder shall be obligated to restore a Negative Capital Account to the Company, and such deficit shall not be considered a debt owed to the Company or any other person for any purpose whatsoever.

      8.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement, and the Certificate of Formation shall have been canceled in the manner required by the Act. Upon the dissolution of the Company, the Person or Persons designated to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

      8.5 Claims of the Members. The Members and assignees shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members and assignees shall have no recourse against the Company or any other Member.

                                 Section IX

                               Noncompetition

      9.1 Noncompetition by the Company. During the term of the Company, and for an additional period of one year measured from the effective date of the Purchase Date pursuant to Section 8.2 hereof, the Company shall not sell new Avaya telecommunications systems to any customers in the "TriNET Territory" as defined in Schedule F. Farmstead may sell new and/or refurbished Avaya telecommunications systems to Farmstead's and/or the Company's existing customers within the TriNET Territory and/or to branch offices of existing customers whose principal place of business is outside the TriNET Territory.

      9.2 Noncompetition by TriNET. During the term of the Company, and for an additional period measured from the effective date of the Purchase Date pursuant to Section 8.2 hereof, and the longer of (i) one (1) year or
(ii) the period in which Farmstead is making payments to TriNET as provided in Section 8.2.2 hereof, TriNET shall not sell new Avaya telecommunications systems to any customers in the Territory, and TriNET shall within sixty
(60) days following the effective date of termination provide Farmstead with a list of existing customers within the Farmstead Territory. A customer shall be considered an existing customer if within the thirty-six
(36) months preceding the effective date of termination TriNET has sold an aggregate of $25,000 in equipment to such customer. Upon Farmstead's request, TriNET will verify a customer's qualifications as an "existing customer".

                                  Section X

                           Proprietary Information

      10.1 Confidentiality. Except as may otherwise be agreed between the Company and the Members, all proprietary information of a Member disclosed to the Company and identified in writing and marked by the Member as confidential, including without limitation, a Member's customer lists, business plans, financial information, and any information regarding other business opportunities available to a Member, will be treated by the Company and/or the Member receiving it and their respective employees as confidential for so long as such Member is a Member and for an additional five (5) years thereafter. The receiving party shall: (i) treat and safeguard such confidential information in the same manner as its own proprietary information; and (ii) require all its employees having access to such information to agree, in writing, with such Member to keep such information confidential and to not use such information for any purpose other than to evaluate the interest of the Member in the Company. The above-mentioned obligation of confidentiality shall not apply to information which:

            10.1.1 was generally available to the public or was otherwise part of the public domain at the time of its disclosure; or

            10.1.2 becomes generally available to the public or otherwise part of the public domain after its disclosure other than through an act of omission or commission of the receiving party in breach of this Agreement; or

            10.1.3 becomes known to the receiving party by disclosure of a third party under no obligation of confidentiality to the disclosing Member; or

            10.1.4 is or was at any time disclosed to the receiving party pursuant or subject to any other agreement between the Company and the Members.

      10.2 Injunctive Relief. Each Member acknowledges that the injury to the disclosing Member resulting from any violation by it of any of the covenants contained in this Article X will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, the disclosing Member may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

                                 Section XI

                Books, Records, Accounting, and Tax Elections

      11.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

      11.2  Books and Records.

            11.2.1 The Company shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate of Formation and Limited Liability Company Agreement and all amendments to the Certificate and Limited Liability Company Agreement; a current list of the names and last known business, residence, or mailing addresses of all Members and Managers; and the Company's federal, state, or local tax returns and the Company's financial statements for the three (3) most recent years.

            11.2.2 The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

            11.2.3 Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

      11.3 Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall end on December 31 of each year.

      11.4 Reports. Within seventy-five (75) days after the end of each taxable year of the Company, the Company shall cause to be sent to each Person who was a Member at any time during the accounting year then ended:
(i) an annual compilation report, prepared by the Company's independent accountants in accordance with generally accepted accounting principles, consistently applied; and (ii) a report summarizing the fees and other remuneration paid by the Company to any Member, the Managers or any Affiliate in respect of the taxable year. In addition, within seventy-five
(75) days after the end of each taxable year of the Company, the Managers shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Interest Holder's income tax returns for that year. At the request of any Member, the Company shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

      11.5 Tax Matters Partner. Farmstead shall be the Company's tax matters partner ("Tax Matters Partner"). The Tax Matters Partner shall have all powers and responsibilities provided in Code Section 6221, et seq. The Tax Matters Partner shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Partner. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Partner in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Partner may not compromise any dispute with the Internal Revenue Service without the approval of the Members.

      11.6 Tax Elections. The Managers shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code
Section 754. The decision to make or not make an election shall be at the Managers' sole and absolute discretion.

      11.7 Title to Company Property. All real and personal property acquired by the Company shall be acquired and held by the Company in its name.

                                 Section XII

                             General Provisions

      12.1 Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Managers deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

      12.2 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either hand delivered or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Company shall be given by the Managers. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice that is hand delivered shall be deemed given upon delivery of such notice. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

      12.3 Assignment. The Interests of a Member are not assignable, provided that subject to the provisions of Section 8.2.3 the rights and obligations of Farmstead and/or TriNET under this Agreement may be freely assigned at any time to any Person that acquires all or substantially all of the assets of the Member in a bona-fide arms-length transaction, provided such Person expressly assumes in writing all the obligations of the assigning Member hereto, as applicable, and further provided that in the case of any assignment, the provisions of Sections IX and X of this Agreement shall continue to be binding upon the assignor. The Member assigning shall give the other Member at least forty-five (45) days advance written notice of any intended assignment pursuant to the immediately preceding sentence. Such notice shall set forth: (A) the name of the assignee and (B) the expected effective date of such intended assignment.

      12.4  Arbitration.  Except as expressly provided to the contrary in
Section X of this Agreement, any dispute, claim or controversy arising from or related in any way to this agreement or the interpretation, application, breach, termination or validity thereof, including any claims of inducement of this Agreement by fraud or otherwise will be resolved by arbitration before a single arbitrator in Hartford, Connecticut, pursuant to the commercial rules then obtaining of the American Arbitration Association, except to the extent such rules are inconsistent with the express provisions of this Agreement, in which case the provisions of this Agreement shall control. Judgment upon any such award rendered may be entered by any court having jurisdiction thereof. Each party hereto waives any claim to punitive or exemplary damages from the other. The parties agree to cooperate to attempt to select an arbitrator within twenty (20) days of initiation of the arbitration, to meet with the arbitrator within thirty (30) days of selection, and to agree at that meeting, or before, upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than six (6) months of initiation of arbitration and in the award being rendered within thirty (30) days of the conclusion of the hearings. If the parties fail to agree on such procedures, the arbitrator shall determine such procedures. The arbitrator (i) shall not have any power or authority to add to, alter, amend or modify the terms of this Agreement, (ii) shall have no power to award punitive or exemplary damages, and (iii) shall interpret and construe this Agreement in accordance with, and shall be bound by, the laws of the State of Delaware (except that this Section shall be governed by the Federal Arbitration Act). The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. To the extent possible, the arbitration hearings and award will be maintained in confidence.

      12.5 Complete Agreement. This Agreement constitutes the complete understanding of the parties hereto, and supersedes all prior written and oral communications among them, including any prior representation, statement, condition, or warranty. This Agreement may not be amended without the written consent of all of the Members.

      12.6 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this

Agreement shall be governed by the internal law of the State of Delaware, without regard to conflicts of law provisions.

      12.7 Binding Provisions. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

      12.8 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

      12.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      12.10 Amendment. This Agreement may be amended by a Majority Vote of the Managers, provided amendment to Sections III, IV, V, VII, VIII, IX and
X also shall require the unanimous approval of the Members.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


BEING ALL OF THE MEMBERS:


Farmstead Telephone Group, Inc.

/s/ George J. Taylor, Jr.
-------------------------
By: George J. Taylor, Jr.
Its   CEO
Duly Authorized


TriNET BUSINESS TRUST, Michael Vitale, James Tinnell, Richard Parker,
Trustees

/s/ Michael P. Vitale
---------------------
By: Michael P. Vitale
Its  Treasurer
Duly Authorized


/s/ James E. Tinnell
--------------------
By: James E. Tinnell
Its  President
Duly Authorized


/s/ Richard E. Parker
---------------------
By: Richard E. Parker
Its  Clerk
Duly Authorized

                                 SCHEDULE A
                                 Definitions

"Act" means the Delaware Limited Liability Company Act, as amended from time to time.

"Affiliate" means, with respect to any Member, any Person: (i) that owns more than fifty percent (50%) of the voting interests in the Member; or
(ii) in which the Member owns more than fifty percent (50%) of the voting interests; or (iii) in which more than fifty percent (50%) of the voting interests are owned by a Person who has a relationship with the Member described in Clause (i) or (ii) above.

"Agreement" means this Limited Liability Company Agreement, as amended from time to time.

"Capital Account" means the account maintained by the Company for each Interest Holder in accordance with the following provisions:

      (i) an Interest Holder's Capital Account shall be credited with the Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company property distributed to the Interest Holder), and the Interest Holder's distributive share of Profit; and

      (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder, the amount of any liabilities of the Interest Holder assumed by the Company (or which are secured by property contributed by the Interest Holder to the Company), and the Interest Holder's distributive share of Losses.

      If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b)(2)(iv), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

"Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

"Cash Flow" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements and replacements as determined by the Managers. Cash

Flow shall not include Capital Proceeds but shall be increased by the reduction of any reserve previously established.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

"Company" means the limited liability company formed in accordance with this Agreement.

"Covered Person" means Members, Managers, officers and employees of the Company.

"CST" means the Connecticut Secretary of State.

"DST" means the Delaware Secretary of State.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      (i) The initial Gross Asset Value of any asset contributed by an Interest Holder to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manger(s), provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 3.1 hereof shall be as set forth in Exhibit B attached hereto, and provided further that, if the contributing Member is a Manager, the determination of the fair market value of any other contributed asset shall require the consent of the other Member (determined without regard to the voting interest of such contributing Member);

      (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager(s) as of the following times:

            (a) the acquisition of an additional interest by any new or existing Interest Holder in exchange for more than a de minimis contribution of property (including money);

            (b) the distribution by the Company to an Interest Holder of more than a de minimis amount of property as consideration for an Interest; and

            (c) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager(s) reasonably determine(s) that such adjustments are necessary or appropriate to reflect the relative economic interests of the Interest Holders in the Company;

      (iii) The Gross Asset Value of any Company asset distributed to any Interest Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the distributee and the Manager(s), provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall require the consent of the other Members owning a majority of the Percentages (determined without regard to the voting interest of the distributee Interest Holder); and

      (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section IV of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Manager(s) reasonably determine(s) that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv) of this definition, then such Gross Asset Value shall thereafter the adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

"Interest Holder" means any Person who holds an Interest, whether as a Member, a disassociated Member or as an unadmitted assignee of a Member.

"Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the following events:

      (i)  the Member makes an assignment for the benefit of creditors;

      (ii)  the Member files a voluntary petition in bankruptcy;

      (iii) the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

      (iv) the Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

      (v) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

      (vi) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through (v);

      (vii) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated;

      (viii) if the Member is an individual, the Member's death, permanent disability or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

      (ix) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

      (x) if the Member is a partnership or another limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

      (xi) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter;

      (xii) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the limited liability company; or

      (xiii) if the Member is expelled pursuant to the provisions of this Agreement.

"Manager" is a Person(s) designated as such in Section V of this Agreement.

"Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

"Membership Interest" means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Certificate of Formation provide to the contrary, right to act as an agent of the Company.

"Negative Capital Account" means a Capital Account with a balance of less than zero.

"NYSDS" means the New York State Department of State.

"Percentage" means, as to a Member, the percentage set forth after the Member's name on Exhibit B attached hereto, as amended from time to time, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest.

"Person" means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

"Positive Capital Account" means a Capital Account with a balance greater than zero.

"Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

      (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

      (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

      (iii) any non-deductible expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation
Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

      (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes; and

      (v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset.

"Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

"Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

"Voluntary Withdrawal" means a Member's dissociation with the Company by means other than by a Transfer or an Involuntary Withdrawal.

                                 SCHEDULE B
                          List of Members, Capital,
                        Contributions and Percentages

              Name                 Capital Contribution    Percentages
              ----                 --------------------    -----------
Farmstead Telephone Group, Inc.          $25,001              50.1%
22 Prestige Park Circle
East Hartford, CT 06108

TRINET Systems, Inc.                     $24,999              49.9%

                                 SCHEDULE C
         Sales Representative and Administrative Services Agreement

      The following represents the essential business terms of a Sales Representative and Administrative Services Agreement between InfiNet Systems LLC (the "JV") and Farmstead Telephone Group, Inc. ("FTG").

      1. Agency. FTG will serve as the exclusive sales agent for the JV for the sale of new Avaya telecommunications systems ("Products").

      2. Administration. FTG will provide to the JV the administrative services set forth on Schedule 1 attached.

      3. Compensation. FTG's compensation for services as sales representative shall be the actual cost to Farmstead of commissions and associated payroll taxes paid to its sales force for the sale of Products and compensation for administration will be the actual cost of services
that Farmstead provides to Infinet.   This compensation will be paid
monthly, on or before the 15th day of each month. Net Sales generally means the invoiced sales price for new Avaya Telephone systems, less adjustments for returns actually credited and shall exclude sales taxes, shipping expenses and similar additional changes separately stated on the invoice.

      4. Customers/contacts. The customer/contact list of FTG will be considered confidential and proprietary to FTG.

      A definitive agreement consistent with the terms hereof will be executed by the JV and FTG.

                                 SCHEDULE D
                       Technical Assistance Agreement

Trinet will provide labor to Infinet at 75% of the GES configured labor. When labor is supplied on non-configured orders an agreed Quote will be supplied and signed by both parties.

                                 SCHEDULE E
Adoption Agreements for Farmstead's employee welfare and pension benefit plans

                                 SCHEDULE F
                              TriNET Territory

All the counties in Mass. And R.I.